Exhibit 99.1

JLL Reports Record First-Quarter 2015 Adjusted Earnings Per Share of $0.94
First-quarter fee revenue of $1.0 billion, up 25 percent in local currency and 17 percent in U.S. dollars

CHICAGO, April 27, 2015 - Jones Lang LaSalle Incorporated (NYSE: JLL) today reported adjusted earnings per share of $0.94, up from $0.38 in the prior year. First-quarter fee revenue totaled $1.0 billion, up 25 percent from the first quarter of 2014. All percentage variances are calculated on a local currency basis.

•	Strong first quarter fee revenue growth across all service lines and geographic segments

•	Margins expanded in all segments

•	New wins and healthy pipelines continue to drive Corporate Solutions momentum

•	LaSalle Investment Management raised $2.0 billion of equity commitments for the quarter and continued outstanding investment performance

•	Dividend increased 8 percent to $0.27 per share

Summary Financial Results ($ in millions, except per share data)	Three Months Ended
	March 31,
	2015	2014

Revenue	$1,204	$1,037
Fee Revenue[1]	$1,029	$878
Adjusted Net Income[2]	$43	$17
U.S. GAAP Net Income[2]	$42	$16
Adjusted Earnings per Share[2]	$0.94	$0.38
Earnings per Share	$0.92	$0.35
Adjusted EBITDA[3]	$90	$52
Adjusted EBITDA, Real Estate Services	$62	$35
Adjusted EBITDA, LaSalle Investment Management	$28	$17
See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this news release

CEO Comment:
"We completed an excellent first quarter, building on last year's momentum with strong revenue growth across all service lines and geographies, and margin expansion in all segments," said Colin Dyer, President and CEO of JLL. "Corporate Solutions continued to win new business and build healthy pipelines, while LaSalle Investment Management started the year with strong capital raising and investment activity," Dyer added.

JLL Reports First-Quarter 2015 Results - Page 2

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2015	2014

Real Estate Services (“RES”)
Leasing	$306.1	$269.2	14%	17%
Capital Markets & Hotels	177.4	117.4	51%	64%
Property & Facility Management Fee Revenue[1]	259.8	247.2	5%	12%
Property & Facility Management	372.7	344.8	8%	15%
Project & Development Services Fee Revenue[1]	101.2	87.4	16%	24%
Project & Development Services	162.7	149.4	9%	22%
Advisory, Consulting and Other	98.9	92.8	7%	15%
Total RES Fee Revenue[1]	$943.4	$814.0	16%	23%
Total RES Revenue	$1,117.8	$973.6	15%	23%

LaSalle Investment Management ("LaSalle")
Advisory Fees	$60.7	$55.9	9%	17%
Transaction Fees & Other	6.1	4.6	33%	45%
Incentive Fees	18.9	3.3	n.m.	n.m.
Total LaSalle Revenue	$85.7	$63.8	34%	45%

Total Firm Fee Revenue[1]	$1,029.1	$877.8	17%	25%
Total Firm Revenue	$1,203.5	$1,037.4	16%	24%

n.m. - not meaningful

Consolidated Performance Highlights:

•
Consolidated fee revenue for the first quarter was $1.0 billion, up 25 percent from 2014. Growth was broad-based, led by Capital Markets, up $60 million or 64 percent, and Leasing, up $37 million or 17 percent.

•	Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $975 million for the first quarter, compared with $857 million last year, an increase of 21 percent.

•
LaSalle Investment Management's advisory fees grew 17 percent to $61 million and incentive fees were $19 million, contributing to a total revenue increase of 45 percent. LaSalle continued to successfully raise and deploy capital with $2.0 billion in equity raised in the first quarter.

•	Adjusted EBITDA margin calculated on a fee revenue basis was 8.7 percent for the first quarter, compared with 5.9 percent last year.

•	Adjusted earnings per share of $0.94 represents record first-quarter earnings, despite a negative foreign exchange impact of approximately $0.07 compared with a year ago.

JLL Reports First-Quarter 2015 Results - Page 3

Balance Sheet, Net Interest Expense and Dividend:

•
In February, the firm announced that it had increased and extended its bank credit facility. The capacity of the facility increased to $2.0 billion from $1.2 billion, and the maturity was extended to February 2020.

•	The firm's total net debt was $546 million at quarter end, a decrease of $185 million from the first quarter last year as the firm's strong cash generation continued.

•
Net interest expense for the first quarter was $6.0 million, down from $6.6 million in the first quarter of 2014. The firm continues to benefit from both lower cost of debt and lower average borrowing.

•
Reflecting confidence in the firm's cash generation, the Board of Directors declared a semi-annual dividend of $0.27 per share, an 8 percent increase from the $0.25 per share payment made in December 2014. The dividend payment will be made on June 15, 2015, to shareholders of record at the close of business on May 15, 2015.

JLL Reports First-Quarter 2015 Results - Page 4

Business Segment Performance Highlights
Americas Real Estate Services

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2015	2014

Leasing	$229.3	$187.7	22%	23%
Capital Markets & Hotels	74.8	41.1	82%	83%
Property & Facility Management Fee Revenue[1]	114.2	106.2	8%	10%
Property & Facility Management	166.4	146.2	14%	18%
Project & Development Services Fee Revenue[1]	52.7	44.6	18%	21%
Project & Development Services	53.4	45.4	18%	20%
Advisory, Consulting and Other	30.3	26.7	13%	14%
Operating Revenue	$501.3	$406.3	23%	25%

Equity Earnings	0.3	0.2	50%	48%
Total Segment Fee Revenue[1]	$501.6	$406.5	23%	25%
Total Segment Revenue	$554.5	$447.3	24%	26%

Americas Performance Highlights:

•
Fee revenue for the quarter was $502 million, an increase of 25 percent from 2014. Revenue growth was broad-based, with Leasing up 23 percent, Capital Markets & Hotels up 83 percent, Property & Facility Management up 10 percent, and Project & Development Services up 21 percent, compared with last year.

•	Fee-based operating expenses, excluding restructuring and acquisition charges, were $466 million for the quarter, up 21 percent from last year.

•	Operating income was $35 million for the quarter, compared with $17 million in 2014.

•	Adjusted EBITDA was $51 million for the quarter, compared with $30 million last year. Adjusted EBITDA margin calculated on a fee revenue basis was 10.2 percent, compared with 7.5 percent in 2014.

JLL Reports First-Quarter 2015 Results - Page 5

EMEA Real Estate Services

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2015	2014

Leasing	$48.4	$54.1	(11)%	4%
Capital Markets & Hotels	75.2	54.5	38%	59%
Property & Facility Management Fee Revenue[1]	51.6	52.1	(1)%	14%
Property & Facility Management	74.8	76.5	(2)%	11%
Project & Development Services Fee Revenue[1]	31.2	28.7	9%	27%
Project & Development Services	79.9	82.1	(3)%	17%
Advisory, Consulting and Other	47.5	44.6	7%	20%
Operating Revenue	$253.9	$234.0	9%	25%

Equity Losses	(0.4)	—	n.m.	n.m.
Total Segment Fee Revenue[1]	$253.5	$234.0	8%	25%
Total Segment Revenue	$325.4	$311.8	4%	21%

n.m. - not meaningful

EMEA Performance Highlights:

•
EMEA's fee revenue performance during the first quarter was significantly higher in local currencies than in U.S. dollars due to the U.S. dollar exhibiting significantly more strength against European currencies in 2015 compared with 2014. Since revenue and expenses are generally incurred in the same currencies, the operating income and EBITDA impacts are modest relative to the revenue impact.

•
Fee revenue for the quarter was $254 million, an increase of 25 percent from 2014. Revenue growth was driven by Capital Markets & Hotels, up 59 percent, and Property & Facility Management up 14 percent, compared with last year. Growth in the region for the year was broad-based, led by the UK, Germany and France.

•	Fee-based operating expenses, excluding restructuring and acquisition charges, were $256 million for the quarter, compared with $239 million last year.

•	Operating loss was $3 million for the quarter, compared with a loss of $5 million in 2014.

•
Adjusted EBITDA was $2 million for the quarter, compared with $1 million last year. Adjusted EBITDA margin calculated on a fee revenue basis was 0.9 percent for the quarter, compared with 0.2 percent in 2014.

JLL Reports First-Quarter 2015 Results - Page 6

Asia Pacific Real Estate Services

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2015	2014

Leasing	$28.4	$27.4	4%	9%
Capital Markets & Hotels	27.4	21.8	26%	38%
Property & Facility Management Fee Revenue[1]	94.0	88.9	6%	13%
Property & Facility Management	131.5	122.1	8%	14%
Project & Development Services Fee Revenue[1]	17.3	14.1	23%	31%
Project & Development Services	29.4	21.9	34%	42%
Advisory, Consulting and Other	21.1	21.5	(2)%	5%
Operating Revenue	$188.2	$173.7	8%	16%

Equity Losses	(0.1)	(0.1)	—%	(29)%
Total Segment Fee Revenue[1]	$188.1	$173.6	8%	16%
Total Segment Revenue	$237.7	$214.6	11%	18%

Asia Pacific Performance Highlights:

•
Fee revenue for the quarter was $188 million, an increase of 16 percent from 2014. Revenue growth was driven by Capital Markets & Hotels, up 38 percent, and Property & Facility Management, up 13 percent, compared with last year. Growth was led by Japan, Australia and India geographically, but also was broad-based across the region's Property & Facility Management business.

•	Fee-based operating expenses, excluding restructuring and acquisition charges, were $184 million for the quarter, compared with $173 million last year, an increase of 13 percent.

•	Operating income was $4 million for the quarter, compared with $1 million in 2014.

•
Adjusted EBITDA was $8 million for the quarter, compared with $4 million last year. Adjusted EBITDA margin calculated on a fee revenue basis was 4.3 percent for the quarter, compared with 2.5 percent in 2014.

JLL Reports First-Quarter 2015 Results - Page 7

LaSalle Investment Management

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2015	2014

Advisory Fees	$60.7	$55.9	9%	17%
Transaction Fees & Other	6.1	4.6	33%	45%
Incentive Fees	18.9	3.3	n.m.	n.m.
Operating Revenue	$85.7	$63.8	34%	45%

Equity Earnings	11.5	8.8	31%	34%
Total Segment Revenue	$97.2	$72.6	34%	43%

n.m. - not meaningful

LaSalle Investment Management Performance Highlights:

•
Advisory fees were $61 million for the quarter, up 17 percent from last year. Total segment revenue was $97 million for the quarter, compared with $73 million last year. This included $6 million of transaction fees and other income, $19 million of incentive fees and $12 million of equity earnings.

•	Operating expenses were $69 million for the quarter, compared with $56 million last year.

•
Operating income was $28 million for the quarter, compared with $16 million last year. Adjusted EBITDA was $28 million for the quarter, compared with $17 million last year. Adjusted EBITDA margin was 29.2 percent, compared with 23.2 percent in 2014.

•	Capital raise was $2.0 billion for the quarter.

•
Assets under management were $55.3 billion as of March 31, 2015, up from $53.6 billion at December 31, 2014. The net increase in assets under management resulted from $3.9 billion of acquisitions and takeovers, $2.6 billion of dispositions and withdrawals, $1.6 billion of net valuation increases and $1.2 billion of net foreign currency decreases.

JLL Reports First-Quarter 2015 Results - Page 8

About JLL
JLL (NYSE: JLL) is a professional services and investment management firm offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. With annual fee revenue of $4.7 billion and gross revenue of $5.4 billion, JLL has more than 230 corporate offices, operates in more than 80 countries and has a global workforce of approximately 58,000.  On behalf of its clients, the firm provides management and real estate outsourcing services for a property portfolio of 3.4 billion square feet, or 316 million square meters, and completed $118 billion in sales, acquisitions and finance transactions in 2014. Its investment management business, LaSalle Investment Management, has $55.3 billion of real estate assets under management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com.

200 East Randolph Drive Chicago Illinois 60601 │ 30 Warwick Street London W1B 5NH │ 9 Raffles Place #39-00 Republic Plaza Singapore 048619

Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives and dividend payments of JLL to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL’s business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL’s Annual Report on Form 10-K for the year ended December 31, 2014, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in JLL’s expectations or results, or any change in events.

JLL Reports First-Quarter 2015 Results - Page 9

Conference Call
Management will conduct a conference call with shareholders, analysts and investment professionals on Tuesday, April 28, 2015 at 9:00 a.m. EDT.
If you would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will also be required):

∙	U.S. callers:	+1 877 800 0896
∙	International callers:	+1 706 679 7364
∙	Passcode:	24082845

Webcast
We are also offering a live webcast.  Follow these steps to participate:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Log on to https://www.webcaster4.com/Webcast/Page/609/8228

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, please call the Webcast Hotline +1 877 863 2113 and provide your Event ID (102082).

Supplemental Information
Supplemental information regarding the first-quarter 2015 earnings call has been posted to the Investor Relations section of the company's website:  www.jll.com.

Conference Call Replay
Available: 10:00 p.m. EDT Tuesday, April 28, 2015 through 11:59 p.m. EDT Friday, May 29, 2015 at the following numbers:

∙	U.S. callers:	+1 855 859 2056	or + 1 800 585 8367
∙	International callers:	+1 404 537 3406
∙	Passcode:	24082845

Web Audio Replay
An audio replay will be available for download or stream. Information and the link can be found on the company’s website:  www.jll.com.
If you have any questions, please contact JLL’s Investor Relations department at: JLLInvestorRelations@am.jll.com.
###

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
For the Three Months Ended March 31, 2015 and 2014
(in thousands, except share data)
(Unaudited)
	Three Months Ended March 31,

	2015	2014

Revenue	$1,203,511	$1,037,442

Operating expenses:
Compensation and benefits	737,917	637,340
Operating, administrative and other	387,197	356,999
Depreciation and amortization	24,923	22,411
Restructuring and acquisition charges [4]	816	35,958
Total operating expenses	1,150,853	1,052,708

Operating income (loss) [1]	52,658	(15,266)

Interest expense, net of interest income	(6,038)	(6,637)
Equity earnings from real estate ventures	11,384	8,903

Income (loss) before income taxes and noncontrolling interest [4]	58,004	(13,000)
Provision for (benefit from) income taxes [4]	14,733	(29,145)
Net income [4]	43,271	16,145

Net income attributable to noncontrolling interest	1,377	243
Net income attributable to the Company	$41,894	$15,902

Basic earnings per common share	$0.93	$0.36

Basic weighted average shares outstanding	44,843,629	44,513,813

Diluted earnings per common share [2]	$0.92	$0.35

Diluted weighted average shares outstanding	45,373,911	45,201,708

EBITDA [3]	$88,965	$16,048

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
For the Three Months Ended March 31, 2015 and 2014
(in thousands)
(Unaudited)
	Three Months Ended March 31,

	2015	2014
REAL ESTATE SERVICES

AMERICAS
Revenue:
Operating revenue	$554,196	$447,082
Equity earnings	347	235
Total segment revenue	554,543	447,317
Gross contract costs[1]	(52,959)	(40,783)
Total segment fee revenue	501,584	406,534

Operating expenses:
Compensation, operating and administrative expenses	503,577	417,009
Depreciation and amortization	15,551	13,311
Total segment operating expenses	519,128	430,320
Gross contract costs[1]	(52,959)	(40,783)
Total fee-based segment operating expenses	466,169	389,537

Operating income	$35,415	$16,997

Adjusted EBITDA	$50,966	$30,308

EMEA
Revenue:
Operating revenue	$325,774	$311,882
Equity losses	(368)	—
Total segment revenue	325,406	311,882
Gross contract costs[1]	(71,862)	(77,853)
Total segment fee revenue	253,544	234,029

Operating expenses:
Compensation, operating and administrative expenses	323,086	311,346
Depreciation and amortization	5,226	5,444
Total segment operating expenses	328,312	316,790
Gross contract costs[1]	(71,862)	(77,853)
Total fee-based segment operating expenses	256,450	238,937

Operating loss	$(2,906)	$(4,908)

Adjusted EBITDA	$2,320	$536

	Three Months Ended March 31,

	2015	2014
ASIA PACIFIC
Revenue:
Operating revenue	$237,750	$214,705
Equity losses	(53)	(82)
Total segment revenue	237,697	214,623
Gross contract costs[1]	(49,588)	(40,967)
Total segment fee revenue	188,109	173,656

Operating expenses:
Compensation, operating and administrative expenses	229,622	210,305
Depreciation and amortization	3,639	3,168
Total segment operating expenses	233,261	213,473
Gross contract costs[1]	(49,588)	(40,967)
Total fee-based segment operating expenses	183,673	172,506

Operating income	$4,436	$1,150

Adjusted EBITDA	$8,075	$4,318

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$85,791	$63,773
Equity earnings	11,458	8,750
Total segment revenue	97,249	72,523

Operating expenses:
Compensation, operating and administrative expenses	68,829	55,679
Depreciation and amortization	507	488
Total segment operating expenses	69,336	56,167

Operating income	$27,913	$16,356

Adjusted EBITDA	$28,420	$16,844

SEGMENT RECONCILING ITEMS
Total segment revenue	$1,214,895	$1,046,345
Reclassification of equity earnings	11,384	8,903
Total revenue	$1,203,511	$1,037,442

Total operating expenses before restructuring and acquisition charges	1,150,037	1,016,750
Operating income before restructuring and acquisition charges	$53,474	$20,692

Restructuring and acquisition charges	816	35,958
Operating income (loss) after restructuring and acquisition charges	$52,658	$(15,266)

Total adjusted EBITDA	$89,781	$52,006
Restructuring and acquisition charges	816	35,958
Total EBITDA	$88,965	$16,048

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
March 31, 2015, December 31, 2014 and March 31, 2014
(in thousands)
	(Unaudited)		(Unaudited)
	March 31,	December 31,	March 31,
	2015	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$198,491	$250,413	$140,148
Trade receivables, net of allowances	1,229,545	1,375,035	1,129,020
Notes and other receivables	201,614	181,377	175,869
Warehouse receivables	178,954	83,312	7,702
Prepaid expenses	84,227	64,963	73,082
Deferred tax assets, net	133,641	135,251	125,045
Other	34,665	27,825	14,211
Total current assets	2,061,137	2,118,176	1,665,077

Property and equipment, net of accumulated depreciation	353,818	368,361	316,765
Goodwill, with indefinite useful lives	1,870,534	1,907,924	1,903,409
Identified intangibles, net of accumulated amortization	36,014	38,841	43,614
Investments in real estate ventures	304,770	297,142	291,779
Long-term receivables	83,941	85,749	60,959
Deferred tax assets, net	98,539	90,897	88,747
Deferred compensation plans	124,062	111,234	92,776
Other	63,603	57,012	92,516
Total assets	$4,996,418	$5,075,336	$4,555,642

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$548,060	$630,037	$491,129
Accrued compensation	628,592	990,678	504,164
Short-term borrowings	21,215	19,623	16,819
Deferred tax liabilities, net	16,554	16,554	11,274
Deferred income	96,915	104,565	98,324
Deferred business acquisition obligations	45,802	49,259	35,649
Warehouse facility	178,954	83,312	7,702
Minority shareholder redemption liability	16,333	11,158	—
Other	143,175	141,825	116,011
Total current liabilities	1,695,600	2,047,011	1,281,072

Noncurrent liabilities:
Credit facility	335,000	—	443,000
Long-term senior notes	275,000	275,000	275,000
Deferred tax liabilities, net	17,232	17,082	18,029
Deferred compensation	137,100	125,857	107,484
Deferred business acquisition obligations	67,135	68,848	100,384
Minority shareholder redemption liability	—	—	10,456
Other	112,475	118,969	95,904
Total liabilities	2,639,542	2,652,767	2,331,329

	(Unaudited)		(Unaudited)
	March 31,	December 31,	March 31,
	2015	2014	2014
Redeemable noncontrolling interest	9,185	13,449	—

Company shareholders' equity:
Common stock, $.01 par value per share,100,000,000 shares authorized; 44,859,342, 44,828,779, and 44,541,623 shares issued and outstanding as of March 31, 2015, December 31, 2014 and March 31, 2014, respectively	449	448	445
Additional paid-in capital	967,981	961,850	949,718
Retained earnings	1,673,039	1,631,145	1,282,869
Shares held in trust	(6,329)	(6,407)	(8,060)
Accumulated other comprehensive loss	(308,460)	(200,239)	(11,384)
Total Company shareholders' equity	2,326,680	2,386,797	2,213,588

Noncontrolling interest	21,011	22,323	10,725
Total equity	2,347,691	2,409,120	2,224,313

Total liabilities and equity	$4,996,418	$5,075,336	$4,555,642

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2015 and 2014
(in thousands)

	Three Months Ended
	March 31,
	2015	2014

Cash used in operating activities	$(335,770)	$(263,219)

Cash used in investing activities	(21,054)	(39,297)

Cash provided by financing activities	313,381	290,147

Effect of currency exchange rate changes on cash and cash equivalents	(8,479)	(209)

Net decrease in cash and cash equivalents	$(51,922)	$(12,578)

Cash and cash equivalents, beginning of period	250,413	152,726

Cash and cash equivalents, end of period	$198,491	$140,148

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1. Consistent with U.S. GAAP (“GAAP”), gross contract vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both revenue and operating expenses. Gross contract costs are excluded from revenue and operating expenses in determining “fee revenue” and “fee-based operating expenses,” respectively. Excluding these costs from revenue and operating expenses more accurately reflects how the firm manages its expense base and its operating margins.

Adjusted operating income excludes the impact of restructuring and acquisition charges. “Adjusted operating income margin” is calculated by dividing adjusted operating income by fee revenue. Below are reconciliations of revenue and operating expenses to fee revenue and fee-based operating expenses, as well as adjusted operating income margin calculations, for the three months ended March 31, 2015 and 2014.

	Three Months Ended
	March 31,
($ in millions)	2015	2014

Revenue	$1,203.5	$1,037.4
Gross contract costs	(174.4)	(159.6)
Fee revenue	$1,029.1	$877.8

Operating expenses	$1,150.9	$1,052.7
Gross contract costs	(174.4)	(159.6)
Fee-based operating expenses	$976.5	$893.1

Operating income (loss)	$52.6	$(15.3)

Add:
Restructuring and acquisition charges*	0.8	36.0
Adjusted operating income	$53.4	$20.7

Adjusted operating income margin	5.2%	2.4%
*See note 4 for more information on restructuring and acquisition charges

2. Net restructuring and acquisition charges are excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income for the three months ended March 31, 2015, and 2014. Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share for each net income total:

	Three Months Ended
	March 31,
($ in millions, except per share data)	2015	2014

GAAP net income attributable to common shareholders	$41.9	$15.9
Shares (in 000s)	45,374	45,202
GAAP diluted earnings per share	$0.92	$0.35

GAAP net income attributable to common shareholders	$41.9	$15.9
Restructuring and acquisition charges, net*	0.6	1.1
Adjusted net income	$42.5	$17.0

Shares (in 000s)	45,374	45,202

Adjusted diluted earnings per share	$0.94	$0.38
*See note 4 for more information on restructuring and acquisition charges

3. Adjusted EBITDA represents earnings before interest expense net of interest income, income taxes, depreciation and amortization, adjusted for restructuring and acquisition charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended
	March 31,
($ in millions)	2015	2014

GAAP net income	$43.3	$16.1
Add:
Interest expense, net of interest income	6.0	6.6
Provision for (benefit from) income taxes	14.7	(29.1)
Depreciation and amortization	24.9	22.4

EBITDA	$88.9	$16.0
Add:
Restructuring and acquisition charges	0.8	36.0
Adjusted EBITDA	$89.7	$52.0

4. Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments has been determined not to be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

5. Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. LaSalle Investment Management provides investment management services to institutional investors and high-net-worth individuals.

6. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, to be filed with the Securities and Exchange Commission shortly.

7. EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China.

8. Certain prior year amounts have been reclassified to conform to the current presentation.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316